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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 17, 2000, except for Note 13, as to which the date is March 13, 2000, in the Registration Statement Form S-1 of Ask Jeeves, Inc. for the registration of 365,148 shares of its common stock.

Ernst & Young LLP

Walnut Creek, California
March 24, 2000